Exhibit 99.1

Ener-Core Enters into Definitive Agreement for the Private Placement of $3.1 Million of Senior Secured Notes and Warrants

IRVINE, CA – April 23, 2015 -- Ener-Core, Inc. (OTCQB: ENCR), the world’s only provider of Power Oxidation technology and equipment that generates clean power from low-quality and waste gases from a wide variety of industries, has entered into an agreement to sell $3.1 million of senior secured notes and warrants, in a private placement for aggregate gross proceeds of $3.1 million. The company intends to use the proceeds from this private placement for general corporate purposes and to fulfill the capital requirements for its global licensing agreement with Dresser-Rand. The company expects to close the sale of the secured notes on or around April 23, 2015.

Interest on the senior secured notes is payable monthly in cash on the first day of each calendar month beginning May 1, 2015 at a rate of 12 percent per annum and the notes shall have a maturity date of April 23, 2017. For each dollar invested in the senior secured notes, the investors will receive warrants with a five-year term to purchase approximately 2.2 shares of common stock at an exercise price of $0.25 per share.

Alain Castro, CEO of Ener-Core, said, “As Ener-Core continues to execute on its sales and technological milestones, it’s refreshing to see our existing investors really stepping up to provide us with additional growth capital to support our growth endeavors. We have worked hard to earn the level of trust and support that we have from our shareholders, and over the last six months we have been enjoying a positive level of traction on our business objectives. With this tranche of capital from existing shareholders, we’re confident that we will continue to execute positively on our business objectives, thereby creating additional value for our shareholders.”

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Further details regarding this private placement can be found in Ener-Core’s Current Report on Form 8-K filing with the Securities and Exchange Commission filed on April 23, 2015.

About Ener-Core

Irvine, California-based Ener-Core, Inc. (ENCR) designs, manufactures and has commercially deployed unique systems that generate base load, clean power from polluting waste gases including methane. Ener-Core’s patented Power Oxidizer is the only solution of its kind that turns one of the most potent pollution sources into a profitable, “always on” source of clean energy. Ener-Core’s technology offers a revolutionary alternative to the flaring (burning) of gaseous pollution while generating operating efficiencies and ensuring compliance with costly environmental regulations.

Ener-Core offers a variety of platforms including the 250kW Ener-Core Powerstation EC250 ("EC250"), the Ener-Core Power Oxidizer 333 KW Powerstation (“EC333”) and the larger counterpart, the 2MW Ener-Core Powerstation KG2-3GEF/PO.

Cautionary Statement Regarding Forward-Looking Statements

Forward-looking statements contained in this press release are made under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Information provided by Ener-Core, Inc., such as online or printed documents, publications or information available via its website may contain forward-looking statements that involve risks, uncertainties, assumptions, and other factors, which, if they do not materialize or prove correct, could cause its results to differ materially from historical results, or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "strategy," "opportunity," "anticipates," and similar words. These statements may include, among others, plans, strategies, and objectives of management for future operations; any statements regarding proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. The information contained in this release is as of the date of this press release. Except as otherwise expressly referenced herein, Ener-Core assumes no obligation to update forward-looking statements.

Contact:

Media
For Ener-Core
Dian Griesel Int’l.
Enrique Briz, 212-825-3210
or
Investors
Cheryl Schneider, 212-825-3210
or
Mahoney Communications Group
Colin Mahoney, 617-970-4418
colin@mahoneycommunications.com